UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 23, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41962	87-4752260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (612) 293-0619

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 23, 2025, SharpLink Gaming, Inc. (the “Company”) issued a press release. The Company announced that options on its common stock are approved for trading on the Nasdaq Options Market. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 7.01 by reference.

On June 24, 2025, the Company issued a press release announcing the Company’s ETH holdings to date and net proceeds from the Sales Agreement, dated May 30, 2025, between the Company and A.G.P./Alliance Global Partners, as Sales Agent (the “ATM Facility”). The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

ETH Update

During the period from June 16, 2025 through June 20, 2025, the Company acquired 12,207 ETH for an aggregate purchase price of $30,674,829 (inclusive of fees and expenses) and an average purchase price per ETH of $2,513 (inclusive of fees and expenses). The purchases were made using the proceeds the Company received from the ATM Facility as described herein. The Company engages in staking activities with respect to its ETH (“ETH Holdings”). As of June 20, 2025, 100% of its ETH Holdings were deployed in staking, either through native or liquid staking (“Staking Activities”). As of June 20, 2025, the Company’s aggregate ETH Holdings were 188,478. This is an estimated amount that the Company would hold if the ETH allocated to Staking Activities was unstaked, and is not inclusive of any rewards generated to-date. As of June 20, 2025, the Company has generated 120 ETH rewards. We note that aspects of our Staking Activities may be subject to government regulation and guidance subject to change.

At-the-Market Facility

During the period from June 16, 2025 through June 20, 2025, the Company sold a total of 2,547,180 shares of the Company’s common stock, par value $0.0001 per share, for net proceeds of approximately $27.7 million pursuant to the ATM Facility.

Exhibit No.	Description
99.1	Press Release, dated June 23, 2025
99.2	Press Release, dated June 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2025	SHARPLINK GAMING, INC.

/s/ Rob Phythian
Rob Phythian
Chief Executive Officer